                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: August 1, 1995

                           McCLATCHY NEWSPAPERS, INC.
                   -----------------------------------------

           (Exact name of registrant as specified in its charter)


       California                1-9824                  94-0666175
    ---------------           ------------            ---------------
    (State or Other           (Commission             (I.R.S. Employer
    Jurisdiction of           File Number)             Identification)
    Incorporation)


             2100 "Q" Street, CA                           95816
    --------------------------------------            ---------------
   (Address of principal executive offices)              (Zip Code)


                               (916) 321-1846
                       -----------------------------
                      (Registrant's telephone number,
                           including area code)


                                                            Page 1 of 22
                                                            Exhibit Index
                                                            located on Page 21

Item 7.  Financial Statements and Exhibits.

        (a) Financial statements of the businesses acquired, prepared pursuant to Rule 3.05 of Regulation S-X and provided to McClatchy Newspapers, Inc. by The News and Observer Publishing Company:

                        Item                            Page

        Audited Financial Statements of
                The News and Observer Publishing
                Company for the years ended
                December 31, 1994 and 1993:
        Report of Independent Auditors                   3
        Balance Sheets                                   4
        Statements of Income                             6
        Statements of Shareholders' Deficit              7
        Statements of Cash Flows                         8
        Notes to Financial Statements                   10

        (b) 4.0 Interim financial statements for 1995 and proforma combined financial statements of the Registrant and N&O will be filed by amendment on a Form 8-K/A on or about October 16, 1995.

        (c)  Exhibits

                  24.1  Consent of Independent Auditors

                         Report of Independent Auditors

Board of Directors and Shareholders
The News And Observer Publishing Company

We have audited the accompanying balance sheets of The News And Observer Publishing Company as of December 31, 1994 and 1993, and the related statements of income, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the News And Observer Publishing Company at December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP
-----------------------
Ernst & Young LLP
Raleigh, North Carolina
February 24, 1995

                    The News And Observer Publishing Company

                                 Balance Sheets

                                                              DECEMBER 31
                                                           1994          1993
                                                       -------------------------
ASSETS
Current assets:
   Cash and temporary investments (including
  restricted cash reserve of $5,338,443 in 1994)       $ 8,406,338   $17,998,254
   Accounts receivable, less allowance for
  doubtful accounts (1994--$958,500; 1993--$849,300)     8,988,540     7,985,683
   Inventories, newsprint and ink                          754,610       758,378
   Prepaid expenses                                        280,869       421,297
   Deferred tax assets                                   1,766,000     1,500,000
   Other assets                                            434,385       217,981
                                                       -----------   -----------
Total current assets                                    20,630,742    28,881,593

   Other assets:
   Investments at cost (market 1994--$267,802;
  1993--$258,863)                                          143,933       131,666
  Notes receivable                                         568,293       604,122
  Miscellaneous assets                                     967,636       788,487
                                                       -----------   -----------
                                                         1,679,862     1,524,275

   Deferred tax assets                                   1,886,000     1,937,000

  Property and equipment:
  Land                                                   6,808,270     6,456,353
   Buildings and components                             17,348,189    17,180,317
   Machinery, equipment and furniture                   40,795,580    36,541,817
   Construction in progress                             21,401,644     1,679,617
                                                       -----------   -----------
                                                        86,353,683    61,858,104
   Less accumulated depreciation                        41,741,317    39,553,579
                                                       -----------   -----------
                                                        44,612,366    22,304,525

  Intangible assets                                      2,320,002     2,581,889
                                                       -----------   -----------
  Total assets                                         $71,128,972   $57,229,282
                                                       ===========   ===========

                                                                       DECEMBER 31
                                                                  1994             1993
                                                              -----------------------------
LIABILITIES AND SHAREHOLDERS' DEFICIT

 Current liabilities:
  Accounts payable                                            $  8,394,350     $  7,001,602
  Accrued expenses                                               6,671,450        6,359,095
  Income taxes payable                                             455,544          880,786
  Current portion of long-term debt                                 28,860           70,783
  Current maturities of pension liability                        1,043,114          749,229
                                                              ------------     ------------
 Total current liabilities                                      16,593,318       15,061,495

 Long-term debt, less current portion                          106,197,322       98,208,655

 Non-current charitable pledges                                    652,671          779,671

 Deferred compensation and retirement obligations                6,694,477        6,223,060
                                                              ------------     ------------
 Total liabilities                                             130,137,788      120,272,881

 Commitments and contingencies

 Shareholders' deficit:
  Voting Common Stock, par value $.10 per share--
   authorized 1,000,000 shares; issued 130,008 shares               13,001           13,001
  Capital in excess of par value                                   312,019          312,019
                                                              ------------     ------------
                                                                   325,020          325,020
 Non-Voting Class B Common Stock--authorized
  15,000 shares; issued 14,225 shares in 1994 and
  6,650 shares in 1993                                           3,641,555        1,343,300
 Less notes receivable from shareholders                        (3,641,555)      (1,343,300)
 Retained deficit                                              (59,333,836)     (63,368,619)
                                                              ------------     ------------
Total shareholders' deficit                                    (59,008,816)     (63,043,599)


                                                              ------------     ------------
Total liabilities and shareholders' deficit                   $ 71,128,972     $ 57,229,282
                                                              ============     ============

See accompanying notes.

                    The News And Observer Publishing Company

                              Statements of Income

                                            YEAR ENDED DECEMBER 31
                                            1994             1993
                                       ------------------------------
Revenue:
  Advertising                          $  82,929,437    $  73,917,669
  Circulation                             18,728,216       17,968,257
  Commercial printing                      3,108,631        3,321,378
  Other                                    2,388,193        1,749,660
                                       -------------    -------------
                                         107,154,477       96,956,964
Operating expenses:
  General and administrative              16,445,000       14,783,457
  News and editorial                      14,195,377       12,747,582
  Production materials                    16,772,172       16,327,184
  Production costs                        14,759,397       13,197,299
  Sales and marketing                     21,660,800       19,833,301
  Distribution and storage                 1,588,286        1,395,525
                                       -------------    -------------
                                          85,421,032       78,284,348
                                       -------------    -------------
Operating income before depreciation      21,733,445       18,672,616

Depreciation expense                       3,861,569        2,836,916
                                       -------------    -------------
Operating income                          17,871,876       15,835,700

Other income (expense):
  Interest and dividends                     363,487          452,258
  Interest expense                        (9,552,836)      (9,541,646)
  Amortization of intangible assets         (343,858)        (313,852)
  Other, net                                 111,085          (10,550)
                                       -------------    -------------
                                          (9,422,122)      (9,413,790)
                                       -------------    -------------
Income before income taxes                 8,449,754        6,421,910

Income taxes:
  Current tax expense                      3,639,000        2,847,000
  Deferred tax benefit                      (215,000)        (471,000)
                                       -------------    -------------
                                           3,424,000        2,376,000
                                       -------------    -------------

Net income                             $   5,025,754    $   4,045,910
                                       =============    =============

Net income per share                   $       36.66    $       29.61
                                       =============    =============

See accompanying notes.

                    THE NEWS AND OBSERVER PUBLISHING COMPANY

                      Statements of Shareholders' Deficit

                                                                    NON-VOTING       NOTES
                                                      CAPITAL IN     CLASS B       RECEIVABLE
                                           COMMON     EXCESS OF       COMMON          FROM         RETAINED
                                            STOCK     PAR VALUE       STOCK       SHAREHOLDERS      DEFICIT         TOTAL
                                           -------    ----------    ----------    ------------    -----------    -----------
Balance at December 31, 1992.............  $13,001     $312,019     $1,343,300     $(1,343,300)   $(66,249,823)  $(65,924,803)
  Net income.............................                                                           4,045,910      4,045,910
  Dividends..............................                                                          (1,093,260)    (1,093,260)
  Increase in minimum pension liability
    in excess of allowable intangible
    asset................................                                                             (71,446)       (71,446)
                                           -------    ----------    ----------    ------------    -----------    -----------
Balance at December 31, 1993.............  13,001       312,019     1,343,300      (1,343,300)    (63,368,619)   (63,043,599)
  Net income                                                                                        5,025,754      5,025,754
  Dividends..............................                                                          (1,016,816)    (1,016,816)
  Decrease in minimum pension liability
    in excess of allowable intangible
    asset................................                                                              25,845         25,845
  Issuance of stock......................                           2,298,255                                      2,298,255
  Notes receivable from shareholders.....                                          (2,298,255)                    (2,298,255)
                                           -------    ----------    ----------    ------------    -----------    -----------
Balance at December 31, 1994.............  $13,001     $312,019     $3,641,555     $(3,641,555)   $(59,333,836)  $(59,008,816)
                                           =========  ==========    ============  ============    =============  =============

                            See accompanying notes.

                    The News And Observer Publishing Company

                            Statements of Cash Flows

                                                                 YEAR ENDED DECEMBER 31
                                                                  1994            1993
                                                              ----------------------------
OPERATING ACTIVITIES
Net income                                                    $  5,025,754    $  4,045,910
Adjustments to reconcile net income to net cash provided by
  operations:
    Depreciation                                                 3,861,569       2,836,916
    Amortization                                                   312,719         313,852
    Provision for deferred income tax benefit                     (215,000)       (471,000)
    Net provision for deferred employee benefit plans              840,970       1,142,562
    Increase in miscellaneous assets                              (179,149)        (33,957)
    Loss on disposal of property and equipment                     127,647          68,268
    Changes in operating assets and liabilities:
      Account receivables                                       (1,002,857)       (908,038)
      Inventories                                                    3,768         344,081
      Prepaid expenses                                             140,428         (59,878)
      Income taxes recoverable                                          --         168,638
      Other assets                                                (216,404)       (217,981)
      Accounts payable                                           1,392,748         671,480
      Accrued expenses                                             312,355         538,807
      Income taxes payable                                        (425,242)        880,786
      Current portion of long-term debt                            (41,923)        (21,656)
      Non-current charitable pledges                              (127,000)        (51,673)
                                                              ------------    ------------
Net cash provided by operating activities                        9,810,383       9,247,117

INVESTING ACTIVITIES
Purchases of property and equipment                            (26,566,526)     (6,012,692)
Proceeds from sale of property and equipment                       269,469          25,502
Purchases of investments, net                                      (12,267)        (22,824)
Increase in intangible assets                                     (100,655)        (90,827)
Decrease in notes receivable, net                                   35,829          93,943
                                                              ------------    ------------
Net cash used in investing activities                          (26,374,150)     (6,006,898)

FINANCING ACTIVITIES
Proceeds from borrowings                                         8,000,000              --
Payments on long-term debt                                         (11,333)        (91,809)
Dividends paid                                                  (1,016,816)     (1,093,260)
                                                              ------------    ------------
Net cash provided by (used in) financing activities              6,971,851      (1,185,069)
                                                              ------------    ------------

(Decrease) increase in cash and temporary investments           (9,591,916)      2,055,150
Cash and temporary investments at beginning of year             17,998,254      15,943,104
                                                              ------------    ------------
Cash and temporary investments at end of year                 $  8,406,338    $ 17,998,254
                                                              ============    ============

SUPPLEMENTAL CASH FLOW DISCLOSURE INFORMATION
During 1994, the Company issued 7,575 shares of its Non-Voting Class B Common Stock in exchange for $2,298,255 of notes receivable from shareholders in noncash transactions.

See accompanying notes.

                    The News And Observer Publishing Company

                          Notes to Financial Statements

                                December 31, 1994

1.   ACCOUNTING POLICIES

CASH AND TEMPORARY INVESTMENTS

The Company considers all highly liquid investments with maturities of less than one year when purchased to be cash and temporary investments. Approximately $2,415,000 of the Company's cash and temporary investments at December 31, 1994 is invested in mutual funds and a checking account with NationsBank.

RESTRICTED CASH RESERVE

Pursuant to amendments dated January 25, 1994 to the Note Purchase Agreement and the Loan Agreement, the Company has escrowed approximately six months of interest on outstanding debt into a cash reserve account (see Note 3).

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using primarily the last-in, first-out (LIFO) method. The use of the LIFO method of determining the cost of newsprint inventory had the effect of decreasing the inventories by $250,000 and $378,000 at December 31, 1994 and 1993, respectively. The Company had 1,911,000 lbs. and 2,901,000 lbs. of newsprint inventory on hand at December 31, 1994 and 1993, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. The Company provides depreciation using various accelerated methods over the estimated useful lives of the assets except for assets acquired between January 1, 1981 and December 31, 1987.

The Company computes depreciation of property and equipment acquired between January 1, 1981 and December 31, 1987, using asset lives that are substantially shorter than their useful lives. If generally accepted accounting principles had been followed, net income would have been decreased by $128,000 and $209,000 and retained deficit would have decreased by $1,742,000 and $1,870,000 for 1994 and 1993, respectively. The Company s management believes that the differences resulting from the estimated useful lives is not material to the financial position of the Company for 1994 and 1993.

                    The News And Observer Publishing Company

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interest costs for the construction of certain assets are capitalized and amortized over the related assets estimated useful lives. Total interest incurred in 1994 was $10,294,000 of which $741,000 was capitalized to construction in progress related to qualifying construction projects. Total interest incurred and expensed in 1993 was $9,598,000.

INTANGIBLE ASSETS

Goodwill, covenants not-to-compete and other intangibles are amortized over three to eighteen year periods on a straight-line basis. Also included in intangible assets is an intangible pension asset recorded under the provisions of Financial Accounting Standards Board ("FASB") Statement No. 87, "Employers Accounting for Pensions" (see Note 6).

INCOME TAXES

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

EARNINGS PER SHARE

Earnings per share have been computed using the weighted average number of voting and non-voting common shares outstanding during each year. The weighted average number of shares outstanding was 137,101 and 136,658 for the years ended December 31, 1994 and 1993, respectively.

2.   INTANGIBLE ASSETS

Intangible assets, net of amortization, consist of the following at December 31:

                                                        1994             1993
                                                     ---------------------------
Goodwill                                             $  140,403       $  272,107
Subscriber lists and other                              199,094          319,548
Deferred pension asset                                  966,900        1,016,723
Deferred loan origination costs                       1,013,605          973,511
                                                     ----------       ----------
                                                     $2,320,002       $2,581,889
                                                     ==========       ==========

                    The News And Observer Publishing Company

3.   LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

                                                                     1994             1993
                                                                ------------------------------
  9.65% unsecured Series A Senior Notes Payable, interest due monthly, principal due in semi-annual installments of
 $6,000,000 beginning March 1, 1997                             $  50,000,000    $  50,000,000
  9.76% unsecured Series B Senior Notes Payable, interest due monthly, principal due in semi-annual installments of
 $8,000,000 beginning March 1, 2001                                48,000,000       48,000,000
  Variable rate unsecured note payable, interest due monthly, maximum availability of $20 million, subject to quarterly
 reductions in availability of $500,000 each quarter,
 beginning January 1, 1996 and continuing until the
 maturity date of December 31, 2004                                 8,000,000               --
 Other long-term debt                                                 226,182          279,438
                                                                -------------    -------------
                                                                  106,226,182       98,279,438
 Less current maturities                                              (28,860)         (70,783)
                                                                -------------    -------------
                                                                $ 106,197,322    $  98,208,655
                                                                =============    =============

Repayments of long-term debt are as follows:

  1995                                                              $     28,860
  1996                                                                 2,026,494
  1997                                                                14,028,885
  1998                                                                14,031,488
  1999                                                                14,034,326
  Thereafter                                                          62,076,129
                                                                    ------------
                                                                    $106,226,182
                                                                    ============

                    The News And Observer Publishing Company

3.   LONG-TERM DEBT (CONTINUED)

The Series A and B Senior Notes Payable were issued under a Note Purchase Agreement related to the acquisition of shares in March 1990. The Note Purchase Agreement was modified in January, 1994 to allow the Company to incur additional debt for the purchase and installation of the new presses. The Company also executed a modification to their line of credit Loan Agreement for a $20 million note payable to finance the new presses and an additional general line of credit of $10 million which was unused as of December 30, 1994. The Note Purchase Agreement provides for certain financial and operational restrictions; covenants include levels of working capital, incurrence of additional debt and payment of dividends and require six months of interest to be escrowed into a cash reserve account.

These Agreements also contain certain prepayment restrictions that limit the amount of prepayments without significant prepayment penalties. The prepayment penalties are graduated over the term of the agreement and are based on market interest rates.

The Company paid interest in the amount of $9,765,000 and $9,521,000 for the years ended December 31, 1994 and 1993, respectively.

4.   DEFERRED COMPENSATION PLANS

The Company sponsors a deferred compensation plan for certain key employees. This plan is unfunded and costs are accrued for financial statement purposes over the remaining service life of the covered individuals. For income tax purposes, expense is recognized as payments are made. The Company is the beneficiary under life insurance policies it has purchased for each individual included in the plan.

Under this plan, the employees or their beneficiaries are provided specific amounts of annual retirement income for a minimum period of 10 years following retirement. Minimum payments for the next 5 years and thereafter to participants are as follows:

  1995                                                            $    30,000
  1996                                                                 30,000
  1997                                                                 15,000
  1998                                                                 15,000
  1999 and thereafter                                                 169,236
                                                                  -----------
                                                                  $   259,236
                                                                  ===========

                    The News And Observer Publishing Company

5.   INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company s deferred tax assets as of December 31 are as follows:

                                                    1994             1993
                                                 ---------------------------
 Deferred tax assets:
  Allowance for bad debts                        $  395,000       $  345,000
  Accrued vacation pay                              613,000          554,000
  Accrued charitable contributions                  256,000          306,000
  Accrued employee benefit contributions          2,312,000        2,110,000
  Accrued environmental remediation costs           128,000          122,000
                                                 ---------------------------
                                                  3,704,000        3,437,000

 Valuation allowance for deferred tax assets              -                -
                                                 ---------------------------
 Total deferred tax assets                        3,704,000        3,437,000
                                                          -                -
 Deferred tax liabilities:
  Excess tax depreciation                            52,000                -
                                                 ---------------------------
 Total deferred tax liabilities                      52,000                -
                                                 ---------------------------
 Net deferred tax assets                         $3,652,000       $3,437,000
                                                 ===========================

Significant components of the provision for income taxes are as follows:

                                                   YEAR ENDED DECEMBER 31
                                                    1994             1993
                                                 ---------------------------
 Current:
  Federal                                        $2,915,000       $2,266,000
  State                                             724,000          581,000
                                                 ---------------------------
 Total current                                    3,639,000        2,847,000

 Deferred:
  Federal                                          (186,000)        (415,000)
  State                                             (29,000)         (56,000)
                                                 ---------------------------
 Total deferred                                    (215,000)        (471,000)
                                                 ---------------------------
                                                 $3,424,000       $2,376,000
                                                 ===========================

                    The News And Observer Publishing Company

5.   INCOME TAXES (CONTINUED)

The difference between income tax expense and the amount computed by applying the statutory federal income tax rate to income before income tax for the year ended December 31, 1994 and 1993 arises primarily from state income taxes (net of federal benefit), municipal interest income, goodwill amortization.

The Company paid income taxes of $4,050,000 and $1,828,000 for 1994 and 1993, respectively.

6.   EMPLOYEE BENEFIT PLANS

The Company's Qualified Defined Benefit Pension Plan ("Qualified Plan") is open to substantially all full-time employees. The actuarial cost method used to value the plan is the projected unit credit method. The Company's policy is to fund the maximum allowable tax deductible contribution. Contributions totaling $573,602 were made to the Plan in 1994. The Company did not contribute to the Plan in 1993. The plan's assets consist primarily of listed common stocks and long-term United States Government securities.

The following table sets forth the Qualified Plan's funded status as of December 31:

                                                            1994            1993
                                                        ----------------------------
QUALIFIED PLAN
Actuarial present value of benefits obligations:
 Vested benefits                                        $  6,397,577    $  5,378,497
 Nonvested benefits                                          459,702         367,185
                                                        ----------------------------
Accumulated benefits                                    $  6,857,279    $  5,745,682
                                                        ============================

Projected benefit obligation                            $(10,207,065)   $ (9,197,326)
Plan assets at fair value                                  6,410,524       6,183,381
                                                        ----------------------------
Projected benefit obligation greater than plan assets     (3,796,541)     (3,013,945)

Unrecognized prior service cost                              (42,362)         78,973
Unrecognized net gain (loss)                                 316,985        (221,248)
Unrecognized net transition assets                          (341,412)       (398,313)
                                                        ----------------------------
Deferred pension liability                              $ (3,863,330)   $ (3,554,533)
                                                        ============================

                    The News And Observer Publishing Company

6.   EMPLOYEE BENEFIT PLANS (CONTINUED)

The components of the net pension cost charged to expense consisted of the following:

                                                        YEAR ENDED DECEMBER 31
                                                          1994           1993
                                                       ------------------------
Service cost                                           $ 858,542      $ 769,469
Interest cost on projected benefit obligation            623,831        570,544
Actual loss (return) on plan assets                      140,563       (319,741)
Net amortization and deferral                           (740,537)      (250,526)
                                                       ------------------------
Net pension cost                                       $ 882,399      $ 769,746
                                                       ========================

Under the Company's Supplemental Executive Benefit Plan ("Supplemental Plan"), the pension benefits provided by the Company's Qualified Plan are supplemented for certain key employees. The plan is not funded; however, the Company is beneficiary under life insurance policies it has purchased for each individual included in the plan. The plan's status is set forth in the following table as of December 31:

                                                            1994             1993
                                                        ----------------------------
SUPPLEMENTAL PLAN
Actuarial present value of benefits obligations:
 Vested benefits                                        $ 2,715,456      $ 2,404,890
 Nonvested benefits                                         107,248           35,831
                                                        ----------------------------
Accumulated benefits                                    $ 2,822,704      $ 2,440,721
                                                        ============================

Projected benefit obligation                            $(3,118,283)     $(2,595,177)
Plan assets at fair value                                         -                -
                                                        ----------------------------
Projected benefit obligation greater than plan assets    (3,118,283)      (2,595,177)

Unrecognized prior service cost                             434,671          395,790
Unrecognized net loss                                       755,529          640,251
Unrecognized net transition obligation                      532,229          620,933
                                                        ----------------------------
 Deferred pension liability                             $(1,395,854)     $  (938,203)
                                                        ============================

                    The News And Observer Publishing Company

6.   EMPLOYEE BENEFIT PLANS (CONTINUED)

As required by FASB Statement No. 87, "Employer's Accounting for Pensions", the Company has recorded at December 31, 1994 an intangible asset of $966,900, an additional minimum liability $1,426,850 and a cumulative charge to equity of $459,950. At December 31, 1993, the Company had an intangible asset of $1,016,723, an additional minimum liability of $1,502,518, and a charge to equity of $485,795.

The components of the net pension cost charged to expense consisted of the following:

                                                           YEAR ENDED DECEMBER 31
                                                             1994          1993
                                                           ----------------------
 Service cost                                              $ 91,190      $ 52,717
 Interest cost on projected benefit obligation              202,307       170,602
 Net amortization and deferral                              294,781       271,491
                                                           ----------------------
Net pension cost                                           $588,278      $494,810
                                                           ======================

For both plans, the weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the benefit obligations were 7% at December 31, 1994 and 1993. The expected long-term rate of return on plan assets was 8.5% at December 31, 1994 and 1993. The unrecognized prior service cost is being amortized using the optional straight-line method over 13 years.

Under another plan, pension benefits provided by the Company's defined benefit pension plan are supplemented for the Company s president. Actuarial information related to this plan at or for the years ended December 31, 1994 and 1993, respectively, includes: deferred pension liability of $792,321 and $696,025; pension expense of $96,296 and $28,428; accumulated benefit obligation and projected benefit obligation of $761,153 and $593,622; and a net transition obligation of $28,334 and $42,500.

The Company also sponsors a 401(k) matching savings plan open to substantially all employees. For the years ended December 31, 1994 and 1993, the Company made participating contributions to this plan of $736,609 and $608,744, respectively.

                    The News And Observer Publishing Company

7.   COMMITMENTS AND CONTINGENCIES

The Company is a party to a civil lawsuit which seeks substantial damages. By order dated July, 1992 in the General Court of Justice, Superior Court Division, County of Wake, State of North Carolina, the Company was granted summary judgment dismissing plaintiff's action against it. In January 1994, this order was unanimously upheld by the North Carolina Court of Appeals. The Case was reviewed by the North Carolina State Supreme Court in January, 1994. A decision is expected in early 1995. It is the opinion of management and the Company s legal counsel that the Company s position is defensible. It is management s belief that in the event that the Company is determined to have any liability, the damages will not exceed insurance coverages.

During 1992, the Company experienced a release of solvent/cleaning agents at a warehouse location. The Company engaged an independent consultant to evaluate the potential ground and soil contamination and to develop a plan to clean up the contamination on site. The resulting interim corrective action plan was approved by the State of North Carolina, and the Company entered into an agreement with the independent consultant to implement the approved plan. Management has estimated and accrued preliminary site clean up costs of $325,000 as of December 31, 1994 and 1993, which are included in accrued expenses; however, additional costs may be incurred given the preliminary nature of the estimate.

Certain other claims and suits arising in the ordinary course of business have been filed against the Company. In the opinion of management, resolution of these matters will not have a material effect on the financial condition of the Company.

During 1994, the Company entered into contracts to purchase eighteen new technologically advanced flexographic printing press units to replace its existing letterpress printing presses. Of the original purchase contract price of these presses of $28 million, the Company has remaining commitments of approximately $12 million. The completion of the installation is expected to be in phases with the first phase (one line of nine press units) scheduled for operation in the fall of 1995, and the final phase due to be operational in mid 1996.

The Company has certain operating lease agreements with terms of three to five years. Lease expense related to these agreements was $1,167,074 and $1,028,900 in 1994 and 1993, respectively.

                    The News And Observer Publishing Company

8.   SHAREHOLDERS  EQUITY

In August 1992, the Company implemented an executive stock purchase plan for certain key executives of the Company. In connection with the plan, the Company offered for sale shares of its Non-Voting Class B Common Stock at $202 per share. Eligible Company executives purchased 6,650 shares by signing 6.49% promissory notes due July 15, 2001, secured by a pledge of the shares purchased. During 1994, eligible executives purchased 5,050 shares by signing 6.34% promissory notes due November 15, 1997 and 2,525 shares by signing 7.50% promissory notes due October 31, 2003. The plan provides for a pricing formula based on performance cash flows and net book value at which the Company has the option to repurchase shares. At December 31, 1994 and 1993, the price factor resulting from the plan pricing formula was $303 and $368 per share, respectively. The plan also provides for certain restrictions that govern the sale of shares outside of the Company.

9.   DIVISION ACQUISITION

On July 30, 1993, the Company acquired, for a purchase price of $1,000,000, the assets of The Chapel Hill News, a 25,000 free- distribution tri-weekly newspaper located in Chapel Hill, NC. The purchase price was allocated to land and buildings in the amount of $520,833 and to tangible fixed assets in the amount of $479,167.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         McClatchy Newspapers, Inc.
                                      --------------------------------
                                                (Registrant)

                                   By   /s/ Karole Morgan-Prager
                                      --------------------------------
                                            Karole Morgan-Prager
                                       General Counsel and Secretary

Date: August 24, 1995

                                 EXHIBIT INDEX

                                                           Sequentially
Exhibit No.                       Description              Numbered Page
-----------                       -----------              -------------

  24.1                 Consent of Independent Auditors          22







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